UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): December 30, 2021

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

Delaware	41-1838504
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

411 E 57th St. New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 220-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	None

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to a Stock Purchase Agreement, dated December 30, 2021 (the “Agreement”), the registrant sold to Fintech Debt Corp. (“FDC”) all of the registrant’s shares of Sport-BLX, Inc. (“Sport-BLX”), for $137,038 in cash, thus terminating the registrant’s interest in the sports technology platform. FDC is controlled by George E. Hall and Joseph A De Perio, who are, respectively, the beneficial owner of 31.1% of the registrant’s common stock and a member of the registrant’s board of directors. In connection with the sale, Daniel Strauss, the registrant’s chief executive officer, and Francis Ruchalski, the registrant’s chief financial officer, resigned from the Sport-BLX board of directors.

Pursuant to the Agreement, the Management Services Agreement, dated August 1, 2020, between the registrant and FDC, under which the registrant provided back office services to FDC, terminated, except that the registrant will continue to provide certain services for 30 days from the date of the Agreement.

Item 8.01 Other Events.

On December 29 and 30, 2021, the registrant received distributions from the bankruptcy estate of Adara Enterprises, Corp., a former subsidiary, totaling $4,577,500, in addition to $2,017,000 distributed to the registrant in September 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2022

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer